REVOLVING CREDIT AND SECURITY AGREEMENT

THIS REVOLVING CREDIT AND SECURITY AGREEMENT (this “Agreement”) dated as of September 14, 2010 (this “Agreement”) is by and between SYNTHEMED, INC., a Delaware corporation (the “Borrower”), and PATHFINDER, LLC, a Massachusetts limited liability company (the “Lender”).

WHEREAS, the Borrower may, from time to time request Revolving Loans from the Lender, and the parties wish to provide for the terms and conditions upon which such Revolving Loans shall be made;

NOW THEREFORE, in consideration of any Revolving Loan hereafter made to the Borrower by the Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrower, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

1.1	Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account”, “Account Debtor”, “Chattel Paper”, “Commercial Tort Claims”, “Deposit Accounts”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “General Intangibles”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Proceeds”,  “Supporting Obligations” and “Tangible Chattel Paper” shall have the respective meanings assigned to such terms in the UCC.

“Borrower” has the meaning set forth in the first paragraph of this Agreement.

“Borrowing” means a Revolving Loan made by the Lender on a single date under this Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by law to remain closed.

“Change of Control” means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than one-half of the voting rights or equity interests in the Borrower; (ii) a merger or consolidation of the Borrower or any Subsidiary or a sale or distribution of substantially all of the assets of the Borrower in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Borrower's securities prior to the first such transaction continue to hold at least two-thirds of the voting rights and equity interests in the surviving entity or acquirer of such assets; or (iii) a recapitalization, reorganization or other transaction involving the Borrower or any Subsidiary that constitutes or results in a transfer of more than one-half of the voting rights or equity interests in the Borrower, unless following such transaction or series of transactions, the holders of the Borrower's securities prior to the first such transaction continue to hold at least two-thirds of the voting rights and equity interests in the surviving entity.

“Closing Date” means the date set forth in Section 6.1.

“Collateral” has the meaning assigned to such term in Section 3.1.

“Common Stock” means the common stock of the Borrower, par value $.001 per share, or any other securities into which such common stock may hereafter be reclassified.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, or could reasonably be expected to, unless cured or waived, become an Event of Default.

“Event of Default” has the meaning assigned to such term in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means United States Generally Accepted Accounting Principles.

“Lender” has the meaning set forth in the first paragraph of this Agreement.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement or (ii) a material and adverse effect on the results of operations, assets, properties, prospects, business or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

“Obligations” means any and all obligations and liabilities of the Borrower now or hereafter arising under this Agreement and all of the other Transaction Documents, whether for principal, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

“Patents and Trademarks” has the meaning assigned to such term in Section 4.10.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party, or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

“Regulatory Permits” and “Regulatory Applications” have the meanings assigned to such terms in Section 4.9.

“Revolving Credit Commitment” has the meaning set forth in Section 2.1.

“Revolving Credit Note(s)” means the promissory notes, substantially in the form of Exhibit A annexed hereto, issued by the Borrower in favor of the Lender pursuant to Section 2.1(f).

“Revolving Credit Period” means the period from and including the Closing Date to the earlier of (a) December 31, 2010 or (b) such earlier date as the Lender shall determine, in its sole and absolute discretion, upon at least five (5) Business Days’ prior written notice to the Borrower.

“Revolving Loan” means a loan made by the Lender pursuant to Section 2.1.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any “subsidiary” of the Borrower as defined in Rule 1-02(x) of Regulation S-X promulgated by the SEC under the Exchange Act.

“Transaction Documents” means this Agreement, the Revolving Credit Notes, the intellectual property security agreement referred to in Section 7.3, and all other agreements, instruments and documents executed in connection therewith, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect.

“UCC” means the Uniform Commercial Code as the same may be in effect on the date hereof and from time to time in the State of New York; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for the purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

ARTICLE 2
THE REVOLVING CREDIT FACILITY

2.1	Revolving Loans.

(a)          Revolving Credit Commitment.  Subject to and upon the terms and conditions set forth herein, Lender, at the request of the Borrower, agrees to lend to the Borrower, from time to time during the Revolving Credit Period, such Revolving Loans as may be requested by the Borrower (i) in an amount equal to wages and payroll taxes for Borrower’s employees for each pay period or portion thereof during which Lender’s funding commitment hereunder is in effect and (ii) such additional amounts as the Lender, in its absolute and sole discretion, shall approve (the “Revolving Credit Commitment”).  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Revolving Loans.

(b)         Funding of Revolving Loans.  The Revolving Loans shall be disbursed, as the Borrower shall direct, upon the satisfaction of the conditions set forth in Sections 6.1 and 6.2 hereof.  The Borrower shall deliver to the Lender a written request for a Revolving Loan not later than five Business Days prior to the proposed funding date thereof; provided, however, that the initial funding hereunder shall occur in the amount of $55,776 within one Business Day of the date hereof.  After the initial funding, each such written request required under this Section 2.1(b) shall specify the requested amount of the proposed Borrowing, a description of the use of proceeds and the proposed borrowing date.

(c)          Interest on Revolving Loans.  Each Revolving Loan shall bear interest at the annual rate of 6%. Accrued interest on each Revolving Loan shall be payable in arrears on the date on which the applicable principal amount becomes due and payable as set forth under Section 2.1(d) below.  All interest shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).   Upon and after the occurrence of an Event of Default, each Revolving Loan shall bear interest on its principal amount outstanding from time to time at a rate per annum of 10% (the "Default Rate").   In no contingency or event whatsoever shall interest charged hereunder or under any Revolving Credit Note, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that the Lender has received interest hereunder in excess of the highest rate applicable hereto, the Lender shall promptly refund such excess interest to the Borrower.

(d)          Repayment of Revolving Loans.  The outstanding principal amount of each Revolving Loan and all accrued and unpaid interest thereon shall become due and payable on demand on the earlier to occur of (i) the first anniversary of each Revolving Loan and (ii) the occurrence of a Change of Control, in either case if not sooner paid in full as provided in this Agreement or in the Revolving Credit Note applicable thereto.  Any and all such payments hereunder and under any Revolving Credit Note (including, without limitation, any prepayments pursuant to Section 2.3) shall be made to the Lender at such place as the Lender directs the Borrower in writing.  Any and all payments hereunder and under any Revolving Credit Note (including, without limitation, any prepayments pursuant to Section 2.3) shall be applied first to accrued and unpaid interest and the remainder to principal unless the Borrower otherwise directs in writing at the time of such payment.

(e)          Loan Accounts.  Lender shall maintain an account evidencing the indebtedness of the Borrower to Lender resulting from each Revolving Loan made by Lender, including the amounts of principal and interest payable and paid to Lender from time to time hereunder.  Lender shall maintain accounts in which it shall record the amount of each Revolving Loan made hereunder, the amount of any principal or interest due and payable or to become due and payable from the Borrower to Lender hereunder and the amount of any sum received by the Lender hereunder.  All such accounts maintained by Lender pursuant to this Section 2.1(e) shall be conclusive absent manifest error of the amount of the Revolving Loans made by the Lender to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.

(f)          Revolving Credit Note.  On the date of each Revolving Loan, the Borrower shall execute and deliver to Lender a Revolving Credit Note, substantially in the form attached hereto as Exhibit A, in the aggregate principal amount of such Revolving Loan.

2.2        Funding of Borrowings.

Lender shall make each Revolving Loan to be made by it hereunder on the proposed funding date thereof by wire transfer of immediately available funds to the account of Borrower most recently designated by it for such purpose by notice to the Lender in accordance with Section 2.1(b).

2.3	Prepayment of Revolving Loans.

The Borrower shall have the right at any time and from time to time to prepay any Revolving Loan in whole or in part.

ARTICLE 3
SECURITY INTEREST

3.1.        Grant of Security Interest.  As security for the payment of all Revolving Loans now or in the future made by the Lender hereunder and for the payment or other satisfaction of all other Obligations, the Borrower hereby assigns to Lender and grants to the Lender a continued security interest in the following property, whether now owned, existing, acquired or arising and wherever now or hereafter located (collectively, the “Collateral”):

(a)          all Accounts and cash;

(b)          all Chattel Paper (including, without limitation, all Electronic Chattel Paper and all Tangible Chattel Paper), Equipment, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks and trademark applications (including without limitation the Patents and Trademarks), trade names, trade secrets, goodwill, copyrights, copyright applications, governmental and regulatory registrations and permits and approvals, and applications with respect thereto (including without limitation the Regulatory Permits and the Regulatory Applications), licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits and rights to indemnification);

(c)          all Inventory;

(d)          all Investment Property;

(e)          all Deposit Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by the Borrower with any Person and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;

(f)          all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);

(g)          all Commercial Tort Claims;

(h)          all Supporting Obligations; and

(i)          all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of the Borrower’s books and records relating to any of the foregoing and to the Borrower’s business.

Notwithstanding anything to the contrary contained herein, (i) the term "Collateral" shall exclude any of the foregoing in which the Borrower is contractually precluded from granting a security interest and (ii) the Borrower shall be free at any time prior to an Event of Default to sell any part or all of the Collateral free and clear of any security interest of the Lender hereunder, provided that the Lender shall continue to retain a security interest hereunder in the Proceeds thereof.

3.2.        Preservation of Collateral and Perfection of Security Interests Therein.  The Borrower shall, at the Lender’s request, at any time and from time to time, authenticate, execute and deliver to the Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or advisable by the Lender) and do such other acts and things or cause third parties to do such other acts and things as the Lender may deem necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of the Lender to secure payment of the Obligations, and in order to facilitate the collection of the Collateral.  The Borrower irrevocably hereby makes, constitutes and appoints the Lender (and all persons designated by the Lender for that purpose) as the Borrower’s true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect the Lender’s security interest in the Collateral.  The Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.  The Borrower further ratifies and confirms the prior filing by the Lender of any and all financing statements which identify the Borrower as debtor, Lender as secured party and any or all Collateral as collateral.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BORROWER

The Borrower represents and warrants to the Lender that:

4.1         Organization, Good Standing and Qualification.  The Borrower and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and each has all requisite corporate power and authority to carry on its business as presently conducted or proposed to be conducted. The Borrower and the Subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

4.2         Authorization.  The Borrower has full power and authority to enter into this Agreement, all corporate action on the part of the Borrower necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents and the authorization, issuance and delivery of the Revolving Credit Notes has been taken, and each Transaction Document, when executed and delivered by the Borrower, and assuming due execution and delivery by the Lender (as appropriate), shall constitute a valid and legally binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3         No Conflicts.  Neither the Borrower nor any Subsidiary is  in default under any agreement to which it is a party, the effect of which will materially adversely affect performance by the Borrower of its obligations pursuant to and as contemplated by the terms and provisions of this Agreement or any of the Transaction Documents.  The execution, delivery and performance of each Transaction Document and any other documents to be executed and delivered by the Borrower and the consummation by the Borrower of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Borrower's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a Default (or an event that with notice or lapse of time or both would become a Default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Borrower or Subsidiary debt or otherwise) or other understanding to which the Borrower or any Subsidiary is a party or by which any property or asset of the Borrower or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Borrower or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Borrower or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

4.4         Filings, Consents and Approvals.  The Borrower is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Borrower of the Transaction Documents, other than (i) filings required by the Exchange Act and (ii) those that have been made or obtained prior to the date of this Agreement.

4.5         SEC Reports; Financial Statements.  The Borrower has filed all reports and statements required to be filed by it under the Securities Act and the Exchange Act since the beginning of the Borrower’s most recently completed fiscal year, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedules to this Agreement (if any), the  "Disclosure Materials").  As of their respective dates, the SEC Reports filed by the Borrower with the SEC complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC  promulgated thereunder, and none of the SEC Reports filed by the Borrower with the SEC,  when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Borrower included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Borrower and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.6         Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as set forth in the SEC Reports, (i) the Borrower has not altered its method of accounting or the identity of its auditors and (ii) the Borrower has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

4.7         Litigation.  There is no action, suit or proceeding pending or threatened against the Borrower or any of the Subsidiaries which (i) adversely affects or challenges the legality, validity or enforceability of any Transaction Document or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  There has not been, and to the knowledge of the Borrower, there is not pending any investigation by the SEC involving the Borrower or any current or former director or officer of the Borrower (in his or her capacity as such).

4.8         Compliance.  Neither the Borrower nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Borrower or any Subsidiary under), nor has the Borrower or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

4.9         Regulatory Permits.  The Borrower and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities (collectively the “Regulatory Approvals”) and has filed applications for all such additional certificates, authorizations and permits (the “Regulatory Applications”) with such authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Borrower nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits. Schedule 4.9 attached hereto contains a complete and accurate list of the Regulatory Permits and the Regulatory Approvals.

4.10       Patents and Trademarks.  The Borrower and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications and service marks and service mark applications, trade names, and brand names (collectively the “Patents and Trademarks”) copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the "Intellectual Property Rights").  Neither the Borrower nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Borrower or any Subsidiary violates or infringes upon the rights of any Person.  To the knowledge of the Borrower, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  Neither the Borrower nor any Subsidiary is in default under or in relation to any license, sublicense, covenant or agreement with respect to the Intellectual Property Rights.  Schedule 4.10 attached hereto contains a complete and accurate list of the Patents and Trademarks.

4.11       Insurance.  The Borrower and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Borrower and the Subsidiaries are engaged.  The Borrower has no reason to believe that, other than as a result of its financial condition, it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Borrower’s and such Subsidiaries’ respective lines of business.

4.12       Investment Company Act.  The Borrower is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.13       Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Borrower to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Lender shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by the Lender pursuant to written agreements executed by the Lender, which fees or commissions shall be the sole responsibility of the Lender) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

4.14       Taxes.  The Borrower has filed all state and federal income tax returns that are required to be filed, and has paid all taxes shown to be due on such returns and such assessments received by the Borrower to the extent that the same had become due.

4.15       Representations and Warranties to be Continuing.  All of the foregoing representations and warranties will be true at the date of the initial disbursement and at the dates of all subsequent disbursements of the Revolving Loans.  All representations, warranties, covenants, and agreements made herein or in any certificate or other document delivered to the Lender by or on behalf of the Borrower shall be deemed to have been relied upon by the Lender notwithstanding any investigation heretofore or hereafter made by the Lender or on its behalf, and shall survive the making of any or all of the disbursements contemplated hereby and shall continue in full force and effect as long as there remains unpaid any obligation to the Lender hereunder or under any of the Transaction Documents.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE LENDER

The Lender hereby represents and warrants to the Borrower that:

5.1         Authorization.  The Lender has full power and authority to enter into this Agreement.  This Agreement, when executed and delivered by the Lender, will constitute a valid and legally binding obligation of the Lender, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

5.2         Disclosure of Information.  The Lender has had an opportunity to discuss the Borrower’s business, management, financial affairs and the terms and conditions of the offering of the Revolving Credit Notes with the Borrower’s management and have had an opportunity to review the Borrower’s facilities and has had all questions related thereto answered to the full satisfaction of the Lender.  The Lender understands that such discussions and any written information delivered by the Borrower to the Lender were intended to describe the aspects of the Borrower’s business which the Lender believe to be material. The Lender understands that no Person other than the Borrower has been authorized to make any representation and if made, such representation may not be relied on.  The Borrower has not, however, rendered any investment advice to the Lender with respect to the suitability of the purchase of any of the Revolving Credit Notes or an investment in the Borrower.

5.3         Brokers.  No finder or broker was or is engaged by the Lender in connection with this Agreement.

ARTICLE 6
CONDITIONS

6.1         Closing Date.  The Closing Date shall be the date on which each of the following conditions is satisfied or waived:

(a)          Revolving Credit Note.  The Lender shall have received the duly completed and executed Revolving Credit Note in the amount of the initial Borrowing.

(b)          Authorization Documents.  The Lender shall have received a certificate of the Borrower’s Secretary certifying and attaching resolutions of its board of directors (or similar governing body) approving and authorizing the Borrower’s execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby.

(c)          UCC Financing Statements.  The Lender shall have received each document (including Uniform Commercial Code financing statements) required hereunder or under law or deemed necessary by the Lender filed, registered or recorded in order to create in favor of the Lender, a perfected lien on the Collateral, including without limitation the Financing Statement attached hereto as Exhibit B for filing with the Delaware Secretary of State.

(d)          Necessary Governmental Permits, Licenses and Authorizations and Consents; Etc.  The Borrower shall have obtained all permits, licenses, authorizations and consents necessary or advisable in connection with the transactions contemplated by this Agreement and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

6.2         Each Borrowing.  The obligation of Lender to make a Revolving Loan on the occasion of any Borrowing, is subject to the satisfaction of the following conditions:

(a)          Representations and Warranties; Covenants.  (i) The representations and warranties of the Borrower set forth in Article 5 of this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be or have been true and correct as of such specific date); and (ii) the Borrower shall be in compliance with each of the covenants set forth in Article 7 of this Agreement.

(b)          No Defaults.  At the time of, and immediately after giving effect to, such Borrowing, no Default shall have occurred and be continuing.

(c)          No Material Adverse Effect.  At the time of, and immediately after giving effect to, such Borrowing, there shall be no facts, events or circumstances then existing and nothing shall have occurred which shall have come to the attention of the Lender which constitutes a Material Adverse Effect.

(d)          Security Requirements.  Other than with respect to the initial Borrowing hereunder, the Borrower shall have satisfied (or the Lender, in its sole discretion, has waived), each of the requirements set forth in Section 7.3 hereto.

(e)          Revolving Credit Note.  The Lender shall have received a duly completed and executed Revolving Credit Note with respect to the requested Revolving Loan in the amount of the requested Borrowing, in form and substance satisfactory to the Lender.

(f)          Other Documents.  The Lender shall have received such other documents as the Lender may reasonably request.

(g)          Officer's Certificate.  The Lender shall have received, duly executed by an authorized officer of the Company, a certificate certifying that all covenants, agreements and obligations required by Section 6.2 of this Agreement to be performed or complied with by the Company prior to or at a Borrowing, have been performed or complied with.

ARTICLE 7
COVENANTS

The Borrower covenants and agrees with the Lender that so long as the Revolving Credit Note shall be outstanding:

7.1         Books and Records, Inspection Rights.  The Borrower shall keep proper books of records and accounts in which entries are made of all dealings and transactions in relation to its business and activities which fairly record such transactions and activities.  The Borrower shall permit any representatives designated by the Lender to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants as frequently as the Lender deems appropriate; provided that all such visits shall be on reasonable prior notice, at reasonable times during regular business hours of the Borrower.

7.2         Use of Proceeds.  The proceeds of the Revolving Loans will be used only for working capital and other general corporate purposes. Borrower shall not use the proceeds of the Revolving Loans to pay any individual expenditure in excess of $500 other than employee wages and payroll taxes without the prior written authorization of Lender (which authorization may be in the form of electronic transmission).

7.3         Intellectual Property Security Matters.  The Borrower shall provide to the Lender, in form and substance satisfactory to the Lender, a duly executed original of a  security agreement relating to Borrower’s rights in and to all Patents and Trademarks,  together with all instruments, documents and agreements executed pursuant thereto, and the Lender shall have received any and all documents required hereunder or under law or deemed necessary by the Lender to be filed, registered or recorded in order to create in favor of the Lender, a perfected lien on the Patents and Trademarks.

ARTICLE 8
EVENTS OF DEFAULT

8.1.        Events of Default.  The occurrence of any of the following events shall be deemed to constitute an “Event of Default” hereunder:

(a)          the Borrower shall fail to pay to the Lender, on the date on which such payment is due, any principal of or interest on any Revolving Loan or any Revolving Credit Note, or the Borrower shall fail to pay, within ten (10) days after the date on which payment thereof is due, any other sum due and payable under this Agreement or any Transaction Document;

(b)          the Borrower shall fail to keep or perform any agreement, undertaking, obligation, covenant or condition set forth in any Transaction Document, which failure, if curable, is not cured within ten (10) days of written notice from the Lender to the Borrower;

(c)          (i) any representation, warranty or certification made by or on behalf of the Borrower in connection with or pursuant to this Agreement shall prove to have been incorrect in any material respect when made or given; or (ii) any representation, warranty or certification made by or on behalf of the Borrower in connection with or pursuant to this Agreement, although true in all respects when such representation, warranty or certification was made or given, proves to be untrue in any material respect at any subsequent time when such representation, warranty or certification is operative or applicable and such representation, warranty or certification continues to be untrue ten (10) days after written notice from the Lender to the Borrower;

(d)         an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(e)          the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (d) of this Section 8.1, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (v) make a general assignment for the benefit of creditors.

8.2.        Remedies.  After the occurrence of any Event of Default, the Lender shall have the right in addition to all of the remedies conferred upon the Lender by law or equity or the terms of any the Transaction Documents, to do any or all of the following, concurrently or successively

(a)          declare the Revolving Credit Notes to be, and the Revolving Credit Notes shall thereupon become, immediately due and payable, provided that if an Event of Default described in Section 8.1(d) or 8.1(e) shall occur or exist, the Revolving Credit Notes shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Transaction Documents to the contrary notwithstanding;

(b)          terminate the Lender’s obligations under this Agreement to extend credit of any kind or to make any disbursement, whereupon the commitment and obligations of the Lender to extend credit or to make disbursements hereunder shall terminate; and

(c)          exercise all rights and remedies of a secured party under the UCC and otherwise, including, without limitation, the right to foreclose the security interest granted herein by any available judicial or other procedure and/or to take possession of any or all of the Collateral and the books and records relating thereto with or without judicial process, for which purpose the Lender may enter on any or all of the premises where any of the Collateral or books or records may be situated and take possession and remove the same therefrom; proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both; require the Borrower to assemble any or all of the Collateral and any or all certificates of title and other documents relating to the Collateral at a place designated by the Lender; and exercise in the Borrower's name all rights with respect to the Collateral, including the right to collect any and all money due or to become due, endorse checks, notes, drafts, instruments, or other evidences of payment, receive and open mail addressed to the Borrower, and settle, adjust, or compromise any dispute with respect to any item of Collateral.

ARTICLE 9
MISCELLANEOUS

9.1         Indemnification of Lender.  The Borrower will indemnify and hold the Lender and its members, managers, officers, employees and agents (each, a “Lender Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Lender Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Borrower in this Agreement.  In addition to the indemnity contained herein, the Borrower will reimburse each Lender Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  Borrower’s obligations under this Section shall survive repayment of the Revolving Loans, cancellation of the Revolving Credit Notes, and termination of this Agreement.

9.2         Further Assurances.  The Borrower agrees that, at any time or from time to time, upon the written request of the Lender, it will execute and deliver all such further documents and do all such other acts and things as the Lender may reasonably request to give effect to this Agreement and the Transaction Documents.  The Borrower agrees that it will, at its own expense make, execute, endorse, acknowledge, file and/or deliver to the Lender from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances of instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, as the Lender requests to perfect, preserve or protect its security interest in the Collateral.

9.3         Limitation of Liability.  Notwithstanding anything herein to the contrary, the Borrower acknowledges and agrees that the liability of Lender arising directly or indirectly, under this Agreement of any and every nature whatsoever shall be satisfied solely out of the assets of Lender, and that no affiliate of Lender or any member or manager thereof shall be personally liable for any liabilities of Lender.

9.4         Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Borrower may not assign any rights or obligations under this Agreement without the prior written consent of the Lender.

9.5         Governing Law.  This Agreement and the Revolving Credit Notes and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. The Borrower consents to the nonexclusive jurisdiction and venue of the state or federal courts located in the City of New York.  Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, (a) any objection that it may now or hereafter have to the laying of venue of any such legal proceeding in the state or federal courts located in the City of New York and (b) any right it may have to a trial by jury in any suit, action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of this Agreement or any Transaction Document, the transactions contemplated hereby, or the performance of services hereunder.

9.6         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

9.7         Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.8         Notices.   All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or such other address or facsimile number as a party may have specified by notice given to other party pursuant to this provision):

If to Borrower:

SyntheMed, Inc.
200 Middlesex Turnpike, Suite 210
Iselin, New Jersey 08830
Facsimile:(732) 404-1118
Attention: Robert Hickey, CEO

With a copy to:

Eilenberg & Krause, LLP
11 East 44th Street, 19th Floor
New York, New York 10017
Facsimile: (212) 986-2399
Attention: Keith Moskowitz, Esq.

If to the Lender:

Pathfinder, LLC
12 Bow Street
Cambridge, MA 02138
Attention: Richard L. Franklin, Manager

With a copy to:

Casner & Edwards, LLP
303 Congress Street
Boston, MA 02210
Facsimile: (617) 426-8810
Attention: David J. Chavolla, Esq.

9.9         Costs and Expenses.  The Borrower agrees to pay all reasonable out-of-pocket costs and expenses (including legal costs) incurred by the Lender after an Event of Default in connection with the collection of the Obligations and enforcement of this Agreement, the other Transaction Documents or any such other documents.  Borrower’s obligations under this Section shall survive repayment of the Revolving Loans, cancellation of the Revolving Credit Notes, and termination of this Agreement.

9.10       Entire Agreement.  This Agreement and the Transaction Documents constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled, and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Revolving Credit and Security Agreement on and as of the day first written above.

THE BORROWER:

SYNTHEMED, INC.

By:	/s/ Robert Hickey
Robert Hickey, CEO

THE LENDER:

PATHFINDER, LLC

By:	/s/ Richard L. Franklin
Richard L. Franklin, Manager

[Signature Page to Revolving Credit and Security Agreement]

EXHIBIT A

FORM OF REVOLVING CREDIT NOTE
$_________
[Date]

FOR VALUE RECEIVED, the undersigned, SyntheMed, Inc., a Delaware corporation (the “Borrower”), promises to pay to the order of Pathfinder, LLC (the “Lender”), at the place and times provided in that certain Revolving Credit and Security Agreement dated as of September 14, 2010 (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the “Agreement”) between the Borrower and the Lender, together with interest to maturity (whether by lapse of time, acceleration or otherwise) on the balance of principal remaining from time to time outstanding at a rate per annum equal to 6%.  Interest shall be calculated on the basis of a 360-day year and actual days.  This Revolving Credit Note is being executed and delivered by the Borrower pursuant to Section 2.1(f) of the Agreement.  Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Agreement.

The outstanding principal amount of this Revolving Credit Note and all accrued and unpaid interest thereon shall become due and payable on demand on the earlier to occur of (i) the first anniversary of the original issuance date of this Revolving Credit Note and (ii) the occurrence of a Change of Control.  If an Event of Default (as defined in the Agreement) shall occur, the outstanding principal of and accrued and unpaid interest on this Revolving Credit Note shall become immediately due and payable as provided in and subject to the terms of the Agreement.

All payments on account of the indebtedness evidenced by this Revolving Credit Note shall be applied first to accrued and unpaid interest and the remainder to principal (except as otherwise provided in the Agreement).  Payments on this Revolving Credit Note shall be made in lawful currency of the United States of America in immediately available funds to the Lender at such place as the Lender directs the Borrower in writing.

This Revolving Credit Note is secured by and as provided in the Agreement and other documents, agreements, and instruments executed by the Borrower.  This Revolving Credit Note is made and delivered pursuant to the Agreement and is subject to the further terms and conditions thereof, including the right of the holder to accelerate payment of the principal of and accrued and unpaid interest on this Revolving Credit Note and other remedies upon the occurrence of an Event of Default, all of which are hereby incorporated and made a part of this Revolving Credit Note by reference.

Upon and after the occurrence of an Event of Default, interest shall accrue at the Default Rate.

Any waiver of any payment due hereunder or the acceptance by the Lender of partial payments hereunder shall not, at any other time, be taken to be a waiver of the terms of this Revolving Credit Note or the Agreement or any other agreement between the Borrower and the Lender.

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

The Lender and the Borrower hereby waive the right to any jury trial in any action, proceeding or counterclaim brought by either the Lender or the Borrower against each other.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Agreement) notice of any kind with respect to this Revolving Credit Note.

In the event the holder of this Revolving Credit Note shall refer this Revolving Credit Note for collection, the Borrower agrees to pay, in addition to unpaid principal and interest, all of the costs and expenses incurred in attempting or effecting collection, including reasonable attorneys’ fees, whether or not suit is instituted.

IN WITNESS WHEREOF, the undersigned Borrower has executed this Revolving Credit Note as of the day and year first above written.

SYNTHEMED, INC.

By:
Robert Hickey, CEO

2

[Exhibit B and Schedules have been omitted.]